THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

CONVERTIBLE NOTE

February 18, 2011 $121,147

SKINNY NUTRTITIONAL CORP., a Nevada corporation (the "**Company**" or the "**Maker**") hereby promises to pay to **Master Distributors, Inc. D/B/A Beverage Network of Maryland** (the "**Holder**") the sum of One Hundred and Twenty One Thousand One Hundred and Forty Seven dollars only ($121,147.00) (the "**Principal**") on the earlier of (i) December 31, 2011 (the "**Maturity Date**"), and (ii) the date on which there is an acceleration pursuant to the terms of this Convertible Note (the "**Convertible Note**"), and to pay interest on the Principal ("**Interest**"), which shall accrue at the rate equal to the U.S. Prime Rate, as published in the Wall Street Journal, plus 2% per annum, calculated for the actual number of days the Principal is outstanding and interest is accrued and unpaid based on a 360-day year, in accordance with the terms hereof. Such payment shall be made in lawful money of the United States of America at such address as the Holder shall hereafter give to the Maker by written notice made in accordance with the provisions hereof.

The following terms apply to this Convertible Note:

ARTICLE I
ACCELERATION; INTEREST; PREPAYMENT

1.1 Settlement Agreement. This Convertible Note is an unsecured obligation of the Company and is being issued to the original Holder pursuant to the terms and conditions of that certain Settlement Agreement dated as of the date first set forth above between the Company and the counterparty thereto (the "**Settlement Agreement**").

1.2 Acceleration of Maturity Date. Subject to Article IV of this Convertible Note, the Principal and accrued and unpaid Interest shall become immediately due and payable upon the occurrence of an Event of Default (as defined herein), which event shall be deemed an Acceleration Date.

1.3. Payment of Interest. Payment of accrued but unpaid Interest on the Principal shall be paid in cash in full on the Maturity Date or such earlier date on which the outstanding Principal is paid to Holder or on which the Convertible Note is converted pursuant to the terms hereof. Notwithstanding the foregoing, unless previously converted in full in accordance with Section 2 hereof, the accrued but unpaid Interest may be paid, at the sole option of Maker, in cash or in securities of the Company in accordance with the provisions of Section 2 upon the

same terms and conditions as pertains to the conversion of the Principal of this Convertible Note. All payments made by Maker on this Convertible Note shall be applied first to the payment of accrued and unpaid Interest and then to the reduction of the outstanding Principal. Payments of outstanding Principal and the accrued but unpaid Interest shall be deemed made on the date such payment is delivered by Maker to Holder in immediately available funds. In the event that the date for the payment of any amount payable under this Convertible Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day and Interest shall continue to accrue on any amount of the outstanding Principal so effected until the payment thereof on such extended due date.

1.4 Prepayment. (a) The Company shall have the option to prepay some or all of this Convertible Note, pursuant to the provisions of this Section 1.4. The prepayment price shall be equal to 100% of the outstanding Principal amount of the Convertible Note to be prepaid, together with accrued and unpaid Interest thereon through the date of prepayment (the "**Prepayment Date**"). If this Convertible Note is called for prepayment pursuant this Section 1.4, the Company shall give written notice to the Holder not less than ten (10) days nor more than sixty (60) days prior to the Prepayment Date, setting forth the prepayment price to be paid, instructions for presentation of the Convertible Note for prepayment and the Prepayment Date. Upon notice of any prepayment, the Company covenants and agrees that upon presentation of the Convertible Note, it will pay on the Prepayment Date, the Principal to be prepaid as specified in such notice, together with accrued and unpaid Interest to the Prepayment Date in cash (the "**Prepayment Amount**"). Holder may convert the Convertible Note pursuant to Article II of this Convertible Note during the period from the date of notice of prepayment until 5:00 p.m. Eastern Time on the business day immediately prior to the Prepayment Date.

(b) If any Holder does not wish to convert the Convertible Note being prepaid, it shall cause such Convertible Note to be timely delivered to the Company at its principal offices after receiving the notice of prepayment required by this Section 1.4. If on or before the Prepayment Date all funds necessary to pay for the Convertible Note to be prepaid shall have been set aside by the Company for the benefit of such Holders, then, on and after said Prepayment Date, notwithstanding that any Convertible Note subject to prepayment shall not have been surrendered for prepayment, the obligation evidenced by all Convertible Note not surrendered for prepayment or effectively converted shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holder of each Convertible Note subject to prepayment to receive the Prepayment Amount to which he would be entitled upon receiving notice of prepayment.

ARTICLE II
CONVERSION RIGHTS; CONVERSION PRICE

2.1 Voluntary Conversion by Holder. The Holder shall have the right, prior to the date on which this Convertible Note is paid in full to convert at any time, or from time to time, any part of the outstanding Principal amount of this Convertible Note and accrued interest under the Convertible Note into fully paid and non-assessable shares of Common Stock of the Maker (the "**Conversion Shares**") at the Conversion Price (as defined below) determined as provided

herein. Promptly after the surrender of this Convertible Note, accompanied by a Notice of Conversion of Convertible Note in the form attached hereto as Exhibit 1, properly completed and duly executed by the Holder (a "**Conversion Notice**"), the Maker shall issue and deliver to or upon the order of the Holder that number of shares of Common Stock for the Principal of and Interest on this Convertible Note being converted as shall be determined in accordance herewith.

2.2 The number of shares of Common Stock to be issued upon each conversion of this Convertible Note shall be determined by dividing (i) the amount of Principal and accrued Interest to be converted by (ii) the Conversion Price in effect on the date the Conversion Notice is delivered to the Maker by the Holder.

2.3 Conversion Price. Upon any conversion of this Convertible Note, the conversion price shall be $0.03, subject to adjustment from time to time upon the happening of certain events (the "**Conversion Price**") as set forth below.

(a) Subdivision. If the Company, at any time while this Convertible Note remain outstanding, shall (i) subdivide the Common Stock (or effect a similar transaction), the Conversion Price shall be proportionately reduced or (ii) effect a reverse stock split or similar transaction, the Conversion Price shall be proportionately increased, as the case may be, as of the effective date of such subdivision, reverse stock split or similar transaction, or, if the Company shall take a record of holders of its Common Stock for the purpose of any such transaction, as of such record date, whichever is earlier (provided if such transaction does not actually occur, such adjustment shall not be made).

(b) Stock Dividends. If the Company at any time while this Convertible Note is outstanding shall pay a dividend in shares of, or make other distribution of shares of, the Common Stock, then the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

2.4 Reclassification, Consolidation or Merger. At any time while this Convertible Note remains outstanding, in case of any reclassification or change of Common Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination Common Stock), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any

additional consideration therefore, execute a new convertible note providing that the holders of the Convertible Note shall have the right to convert such new convertible notes (upon terms not less favorable to the holders than those then applicable to the Convertible Note) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Convertible Note, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of the Convertible Note had the Convertible Note been converted immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new convertible note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article II. The provisions of this Section 2.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

2.5 Method of Conversion. Except as otherwise provided in this Convertible Note or agreed to by the Holder, this Convertible Note may be converted by the Holder pursuant to its conversion rights set forth in Section 2.1 in whole at any time or in part from time to time as follows: in the event of a Holder electing to exercise its conversion rights, submitting to the Maker a Conversion Notice (by facsimile dispatched on the Conversion Date and confirmed by U.S. mail or overnight mail service sent within two business days thereafter) and surrendering this Convertible Note with the mailed confirmation of the Conversion Notice at the principal office of the Maker. Upon a partial conversion of this Convertible Note, a new convertible note containing the same date and provisions as this Convertible Note shall be issued by the Maker to the Holder for the balance due hereunder which shall not have been converted.

2.6 Restrictions on Securities. This Convertible Note has been issued by the Maker pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "**Securities Act**"). The shares of Common Stock issuable upon conversion of this Convertible Note may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Securities Act and applicable state securities laws or (ii) the Maker shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Maker) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Each certificate for shares of Common Stock issuable upon conversion of this Convertible Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

> THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Convertible Note, the Maker shall remove the foregoing legend from the certificate or issue to such Holder a new certificate therefor free of any transfer legend, if (i) with such request, the Maker shall have received an opinion of counsel, reasonably satisfactory to the Maker in form, substance and scope, to the effect that any such legend may be removed from such certificate or (ii) a registration statement under the Securities Act covering such securities is in effect.

ARTICLE III
EVENTS OF DEFAULT

3.1 Default. If one or more of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and the Holder shall have given thirty (30) days prior written notice to the Company (except no notice is required for events in subsection 4.1(e) through 4.1(i)) by certified or registered mail, return receipt requested, and the Company shall not have cured the default within such period (herein called, after such notice, if applicable, "**Events of Default**"), then an Event of Default shall be deemed to have occurred:

(a) default in the due and punctual payment of the Principal of, or Interest on this Convertible Note when and as the same shall become due and payable, whether at the Maturity Date, the Acceleration Date or otherwise;

(b) default by the Company in the conversion of any of the Convertible Notes, which default continues for a period of 30 days;

(c) the Company makes, or consents to, an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due;

(d) an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent;

(e) the Company or any Subsidiary, petitions or applies to any tribunal for the appointment of a trustee or receiver of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or a Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

(f) Any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary, and the Company or any Subsidiary by any act indicates its approval thereof, consent or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee or receiver, or approving the petition in any such

proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days;

(g) Any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days;

(h) Any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company which requires the divestiture of in excess of 25% of the consolidated assets of the Company and its Subsidiaries, or the divestiture of the stock of a Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(i) The dissolution of Maker or any vote in favor thereof by the board of directors and shareholders of Maker.

3.2 Upon the occurrence of any Event of Default described in subsections 3.1(e) through (i), the unpaid principal amount of all this Convertible Note, together with the Interest accrued thereon (which Interest shall be deemed matured) shall become immediately due and payable, without declaration by the Holder, demand or notice to Maker or other requirements of any kind, all of which are hereby expressly waived by Maker. Upon the occurrence of any Event of Default, other than pursuant to subsections 3.1(e) through 3.1(i), the Holder, by notice in writing to the Company in accordance with the terms of this Convertible Note, may declare the unpaid Principal amount of this Convertible Note and such accrued Interest to be, and the same shall forthwith become, due and payable, without presentment, demand, protest or other notice or other requirements of any kind all of which are hereby expressly waived by Maker.

ARTICLE IV
MISCELLANEOUS

4.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Maker; and the address of the Maker shall be Three Bala Plaza East, Suite 101, Bala Cynwyd, Pennsylvania 19004. Both the Holder and the Maker may change the address for service by delivery of written notice to the other as herein provided.

4.3 Amendment Provision. This Convertible Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

4.4 Assignability. This Convertible Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns, subject to the restrictions contained in the restrictive legend on the first page of this Convertible Note.

4.5 No Recourse. This Convertible Note is issued upon the express condition, to which each successive holder expressly assents and by receiving the same agrees, that no recourse under or upon any obligation, covenant or agreement of this Convertible Note, or for the payment of the Principal of, or the Interest on, this Convertible Note, or for any claim based on this Convertible Note, or otherwise in respect hereof, shall be had against any incorporator or any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, whether by virtue of the constitution, statute or rule of law or by any assessment or penalty or otherwise howsoever, all such individual liability being hereby expressly waived and released as a condition of and as a part of the consideration for the execution and issue of the Convertible Note; provided, however, that nothing herein shall prevent enforcement of the liability, if any, of any stockholder or subscriber to capital stock upon or in respect of capital stock not fully paid.

4.6 Governing Law. This Convertible Note shall be governed by the internal laws of the State of New York, without regard to conflicts of laws principles. The parties hereto hereby submit to the exclusive jurisdiction of the State of New York with respect to any dispute arising under this Convertible Note.

4.7 Suits for Enforcement and Remedies. If any one or more Events of Default shall occur, the Holder may proceed to (i) protect and enforce Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Convertible Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Convertible Note or in any agreement or document referred to herein, (ii) enforce the payment of this Convertible Note, or (iii) enforce any other legal or equitable right of the Holder. No right or remedy herein or in any other agreement or instrument conferred upon the Holder of this Convertible Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

4.8 Denominations. At the request of the Holder, upon surrender of this Convertible Note, the Maker shall promptly issue a new Convertible Note in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $10,000 as the Holder shall request.

4.9 Replacement of Convertible Note. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Convertible Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement

reasonably satisfactory in form and amount to the Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Convertible Note, the Maker, at its expense, will execute and deliver, in lieu thereof, a new Convertible Note of like tenor.

4.10 Withholding Tax. The Holder of this Convertible Note agrees to bear the cost of any U.S. withholding tax on interest payable under this Convertible Note.

4.11 Investment Purpose. The Holder of this Convertible Note, by acceptance hereof, agrees that this Convertible Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Convertible Note or the Common Stock issuable upon conversion hereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws or similar laws relating to the sale of securities.

4.12 Severability. In case any provision of this Convertible Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Convertible Note will not in any way be affected or impaired thereby.

4.13 Interest Rate. If any interest rate specified herein is held to be impermissible, then the rate charged on the indebtedness represented hereby shall be reduced to the highest rate then permitted by law.

4.14 Headings. The headings of the sections of this Convertible Note are inserted for convenience only and do not affect the meaning of such section.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Maker has caused this Convertible Note to be executed this 18 day of February, 2011.

[SEAL]

SKINNY NUTRITIONAL CORP.

By: ______________________

Name:

Title:

Exhibit 1

NOTICE OF CONVERSION
OF CONVERTIBLE NOTE

TO: [______________________]

1. Pursuant to the terms of the attached Convertible Note (the "Convertible Note"), the undersigned hereby elects to convert $________ principal amount of and interest due under the Convertible Note into shares of Common Stock of Skinny Nutritional Corp. (the "Maker"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Convertible Note.

2. Please issue a certificate or certificates for the number of shares of Common into which such principal amount (and interest) of the Convertible Note is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

______________________	______________________
Name	Name
______________________	______________________
Address	Address
______________________	______________________
SS or Tax ID Number	SS or Tax ID Number

3. In the event of partial exercise, please reissue an appropriate Convertible Note(s) for the balance that shall not have been converted.

4. The undersigned represents and warrants that (i) all of the requirements of the Securities Act of 1933, as amended (the "**Act**"), applicable to the undersigned have been complied with by the undersigned and (ii) the undersigned has not engaged in any transaction or series of transactions that is a part of or a plan or scheme to evade the registration requirements of the Act.

Date: ______________________

____
Signature of Registered Holder
(Must be signed exactly as name appears in the Convertible Note. The signature must be notarized.)